SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549


                          FORM 8-K

                       CURRENT REPORT


             Pursuant to Section 13 or 15(d) of
             The Securities Exchange Act of 1934


Date of Report (Date of earliest
event reported                     December 15, 1995

                      First Commerce Bancshares, Inc.
           (Exact  name  of registrant as specified  in  its charter)

     Nebraska             0-14277         47-0683029
  (State or other        (Commission         (IRS Employer
  jurisdiction of        File Number)   Identification No.)
  incorporation


       NBC   Center,   1248  O  Street,  Lincoln,   Nebraska 68608
     (Address of principal executive offices)             (Zip Code)

Registrant's telephone number, including area  code  (402)434-4110


(Former  name  or  former address,  if  changed  since  last report.)


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          INFORMATION TO BE INCLUDED IN THE REPORT


Item 5.          Other Events.

       The Company announced the adoption of a "Dividend Reinvestment Plan and an Employee Stock Purchase Plan" on December 15, 1995. The Company mailed a copy of the plan to its employees on December 15, 1995. The Company will mail a copy of the Plan to its registered stockholders in February 1996.

                          EXHIBITS

       The following exhibits are filed with this Report.

       1.  Copy of Dividend Reinvestment Plan and Employee
           Stock Purchase Plan.


                         SIGNATURES

       Pursuant   to  the  requirements  of  the  Securities
       Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                               FIRST   COMMERCE  BANCSHARES,INC.


       Date: 12-19-95         By:James Stuart, Jr.
                              James  Stuart,  Jr.,  Chairman and CEO